                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                               --------------------------
                                                                  1997            1996
                                                               ----------      ----------

PRIMARY
     Weighted average number of common shares outstanding       4,958,679       4,958,596
     Assumed exercise of stock options                            382,790         269,527
                                                               ----------       ---------
                                                                5,341,469       5,228,123

     Net income                                                $1,184,000      $  848,000
                                                               ==========      ==========

Primary earnings per share                                     $     0.22      $     0.16
                                                               ==========      ==========


FULLY-DILUTED
     Weighted average number of common shares outstanding       4,958,679       4,958,596
     Assumed exercise of stock options                          * 382,790       * 269,527
                                                               ----------      ----------
                                                                5,341,469       5,228,123

     Net income                                                $1,184,000      $  848,000
                                                               ==========      ==========

Fully diluted earnings per share                               $     0.22      $     0.16
                                                               ==========      ==========


* No further effect given to common stock equivalents as their effect would be anti-dilutive.